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                                                                 EXHIBIT 10.9
                            COGNITRONICS CORPORATION
                          DIRECTORS' STOCK OPTION PLAN

1.   Purpose

The Director' Stock Option Plan (the "Plan") is intended to provide incentives to non-employee directors and officers of Cognitronics Corporation (the "Company") by more closely aligning their compensation with stockholder value.

2.   Administration

The Plan shall be administered by a committee of not less than two of Company's directors, chief executive officer or chief financial officer (the "Committee") selected by, and serving at the pleasure of, its Board of Directors (the "Board"). A director may not serve on the Committee unless he is "disinterested" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, (or any successor rule thereto).

The Committee shall have authority, subject to the terms of the Plan, to interpret the Plan and make all determinations necessary or advisable for its
administration.   The Committee may consult with legal counsel, who may be
counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Board reserves to itself the right to exercise any authority granted to the Committee hereunder.

3.   Eligibility

All non-employee directors and officers (individually "Participants", collectively "Participants") shall be eligible to participate in the Plan.
A non-employee director or officer means a director or officer who is neither an employee of the Company nor any subsidiary of the Company.

4.   Stock

The stock as to which options may be granted shall be the Company's common stock, par value $.20 per share ("Common Stock"). When options are exercised the Company may either issue unissued Common Stock or transfer issued Common Stock held in its treasury. The total number of shares of Common Stock which may be sold to Participants under the Plan pursuant to options shall not exceed 52,500 shares. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such option immediately prior to such expiration or other termination shall continue to be available under the Plan.

5.   Awarding of Options

Options shall be awarded to Participants as follows:

  (a)   Upon the Effective Date, an option to purchase 2,000 shares of Common
  Stock.

  (b) On each August 1 subsequent to the Effective Date, an option to purchase 1,000 shares of Common Stock.

The "Date of Award" of an option shall be the date on which the option is awarded under the Plan. The award of any option to any Participant shall neither entitle such Participant to, nor disqualify him from, participation in any other plan for Participants which provides for the issuance of Common Stock.
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6.   Terms and Conditions of Options

Options shall be evidenced by instruments in form approved by the Committee. Such instruments shall conform to the following terms and conditions:

  (a)   Option price.   The option price per share of Common Stock shall be the
  Fair Market Value of a share of Common Stock on the Date of Award. "Fair Market Value" shall be the closing price of the Common Stock recorded on the American Stock Exchange on the Date of Award or the last trading day prior thereto.

  (b) Term and exercise of options. Each option shall expire no later than the fifth anniversary of its Date of Grant and shall become exercisable on the date one year after the Date of Grant, provided, however, that the Committee may include in any option instrument, initially or by amendment at any time, a provision making any option exercisable at such earlier date, or upon the occurrence of such earlier event, as may be specified by such provision, if the Committee deems such provision to be in the interests of the Company or necessary to realize the reasonable expectation of the optionee, but in no event shall any option be exercisable sooner than six months from the date on which such option is granted, except when the retirement or death of the optionee occurs within such six-month period. After becoming exercisable, each option shall remain exercisable until its expiration or termination. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Committee may provide in the option, which may include cash (including cash equivalents) or any other manner permitted by law as determined by the Committee or any combination of the foregoing.

  (c) Termination of Participant. If Participant ceases, other than by reason of death or retirement,to be a director or officer of the Company, all options awarded to him and exercisable on the date of he ceases to be director or officer shall terminate on the earlier of such options' expiration or three months after the day he ceases to be a director or officer or as otherwise determined by the Committee. Any option not exercisable on the date of such termination shall lapse and be thenceforth unexercisable.

  (d) Retirement of Participant. If a Participant retires, all options held by him on the date of his retirement shall become exercisable on the date of his retirement and shall terminate on the earlier of such option's expiration or the first anniversary of the date of his retirement.

  (e) Death of Participant. If a Participant dies, all options held by him on the date of his death shall become exercisable on the date of his death, may be exercised by his estate, personal representative or beneficiary who acquires the options by will or by the laws of descent and distribution and shall terminate on the earlier of such option's expiration or the first anniversary of the date of his death.

  (f) Assignability. No option shall be assignable or transferable by the Participant except by will or by laws of descent and distribution, and during the lifetime of the Participant the option shall be exercisable only by him. At the request of a Participant, shares of Common Stock purchased on exercise of an option may be issued or transferred in the name of the Participant and another person jointly with the right of survivorship.

  (g) Other provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable,
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  including a requirement that a Participant represent to the Company in writing, when an option is awarded, or when he receives shares on its exercise, that he is accepting such option, or receiving such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only. All certificates representing shares issued under the Plan may bear a legend deemed appropriate by the Committee to confirm an exemption from the registration requirements of the Securities Act of 1933.

7.   Capital Adjustments

The number and price of shares of Common Stock covered by each option, the total number of shares that may be sold under the Plan, and the maximum number of shares that may be sold, issued or transferred to a Participant, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with such event.

8.  Change of Control

Notwithstanding the provisions of Section 6(b) hereof, in the event of a Change in Control, as hereinafter defined, all options held by a Participant shall become exercisable on the date of the Change in Control.

"Change in Control" means an event in which:

  (a) the stockholders of the Company approve (i) any consolidation or merger of the Company or any of its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all stockholders of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances to vote in an election of directors or where the members of the Board, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any person as a single plan) of all or substantially all of the assets of the Company or
  (iii) any plan or proposal for the liquidation or dissolution of the Company;

  (b) persons who, as of the effective date hereof, constitute the entire Board (as of the date hereof the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of a person whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), shall be considered an Incumbent Director; or
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  (c)   any "person", as such term is used in Sections 13(d) and 14(d) of the
  Exchange Act (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, becomes the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of directors to the Board ("Voting Securities") (in either such case other than as a result of acquisitions of such securities directly from the Company).

Notwithstanding the foregoing, a "Change in Control" will not have occurred for purposes of clause (c) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence thereafter becomes the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" will have occurred for purposes of clause (c).

9.   Term; Amendment of Plan

The Board or the Committee may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously without the Participant's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.

10.  Effective Date

The Plan is in accordance with a Resolution of the Board duly adopted and approved by unanimous written consent on September 17, 1998 (the "Effective Date") and a Resolution of Stockholders on May 13, 1999.

11.  New York State Law

The Terms of the Plan shall be governed by the laws of the State of New York.